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                                  EXHIBIT 10.15

             THIRD WAVE TECHNOLOGIES, INC. LONG TERM INCENTIVE PLAN

1.    PLAN OBJECTIVE

      The Third Wave Technologies, Inc. Long Term Incentive Plan (referred to as the "Plan") is designed to encourage results-oriented actions on the part of members of the executive management team and other key employees of Third Wave Technologies, Inc. (the "Company"). The Plan is intended to align closely financial rewards for the employees with the achievement of specific performance objectives by the Company.

2.    ELIGIBILITY

      Members of the executive management team of the Company ("Tier 1 Employees") and other key employees of the Company ("Tier 2 Employees") are eligible to participate in the Plan. The Administrator (as defined in Section 3 below) shall select the Tier 1 Employees and Tier 2 Employees who may participate in the Plan (a "Participant").

3.    ADMINISTRATION

      (a) The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Administrator"). The Administrator may delegate its authority to administer the Plan to an individual or committee. The term "Administrator" shall mean the Compensation Committee or such individual or committee to which authority has been delegated.

      (b) The Administrator shall have full power and authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select each Participant for the Plan, to determine the Participant's target award, performance goals and final award, to make all factual and other determinations in connection with the Plan, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate.

      (c) All powers of the Administrator shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. The Administrator's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations, and other actions, shall be final and binding upon the Company and all employees of the Company, including each Participant and his or her respective beneficiary(ies).

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4.    TARGET AWARDS AND PERFORMANCE GOALS

      (a) The Administrator shall establish for each Participant who completes and returns an enrollment agreement, in a form designated by the Administrator, a target award that shall be payable if and to the extent the Company attains the performance goals set by the Administrator for a specified performance period. The executed enrollment agreement shall constitute a Participant's consent to be subject to the terms of the Plan and to be bound by the authority of the Administrator as set forth in Section 3.

            (i) Unless the Administrator determines otherwise, the target award for a Participant who is a Tier 1 Employee shall be an amount equal to three times the highest annual incentive target amount established for the Participant during the performance period under the Company's annual incentive plan applicable to the Participant.

            (ii) Unless the Administrator determines otherwise, the target award for a Participant who is a Tier 2 Employee shall be an amount equal to two times the highest annual incentive target amount established for the Participant during the performance period under the Company's annual incentive plan applicable to the Participant.

      (b) The Administrator shall establish the performance goals and related calculation matrices for each performance period and shall promptly provide this information to each Participant who is eligible for an award for that performance period. Unless the Administrator determines otherwise, the performance goals shall be based upon (i) the Company's total shareholder return ranking as compared to its peer group, (ii) the Company's stock price growth, and (iii) the growth in the Company's Clinical Molecular Diagnostics revenue. The Administrator may adjust the performance goals as it deems appropriate to take into account corporate transactions or other extraordinary events that occur during the performance period.

      (c) For the purposes of subsection (b), the Administrator shall have the discretion to determine which companies are included in the peer group. The Administrator may adjust the peer group from time to time as it deems appropriate, including by adding, deleting, or replacing companies, to take into account mergers and other changes in the companies comprising the peer group.

      (d) Unless the Administrator determines otherwise, each performance period shall be a period of three calendar years beginning on January 1 of the first calendar year of the performance period and ending on December 31 of the third year of the performance period.

5.    CALCULATION OF INCENTIVE AWARDS

      (a) At the end of the performance period, the Administrator shall determine for each participant whether and to what extent the performance goals have been met and the percentage of the target award that is earned. The Administrator shall rely upon the audited financial statements of the Company and its subsidiaries to determine whether and to what extent the performance goals are met.


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      (b) The Administrator shall compute each Participant's award for the performance period based upon the Company's achievement of the performance goals and the matrices provided to the Participant in accordance with Section 4(b). On or around March 15 of the year following the end of the applicable performance period, the Company shall credit each Participant's award to a book account established for the Participant. All amounts credited to a Participant's book account shall be administered according to the vesting provisions of Section 6 below.

      (c) Participants must be employed on the last day of the applicable performance period to be eligible for an incentive award under the Plan, except as described below or except as the Administrator may otherwise determine.

            (i) The beneficiary(ies) of a Participant who dies during the performance period shall receive a prorated award based upon the Company's performance at the end of such performance period. The prorated award shall be calculated from the date on which the Participant became eligible to participate for the current performance period to the date of the Participant's death. The Company shall credit the prorated award to a book account established for the beneficiary(ies) as soon as practicable after the Participant's death.

            (ii) Participants who retire on or after their normal retirement age (as defined below) during the performance period shall receive a prorated award based upon the Company's performance at the end of such performance period. The prorated award shall be calculated from the date on which the Participant became eligible to participate for the current performance period to the date of the Participant's normal retirement. The Company shall credit the prorated award to a book account established for the Participant as soon as practicable after the Participant's retirement. For purposes of this Plan, "normal retirement age" is age 65, or, if the Participant has at least five years of service, age 55.

            (iii) Participants who become disabled (as defined below) during the performance period shall receive a prorated award based upon the Company's performance at the end of such performance period. The prorated award shall be calculated from the date on which the Participant became eligible to participate for the current performance period to the date the Participant is disabled. The Company shall credit the prorated award to a book account established for the Participant as soon as practicable after the Participant becomes disabled. For purposes of this Plan, "disabled" means eligible for long term disability benefits as determined under a Company-sponsored disability plan.

            (iv) Upon a Change in Control of the Company during the performance period,

            (1) all performance goals pertaining to awards during such performance period shall be deemed to have been met 100 percent at the end of such performance period and Participants who are then employed by the Company on the date of the Change in Control shall be eligible to receive the maximum award payout (the maximum award payout equals 200% of the target award).


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            (2) In the event a Participant voluntarily terminates his or her employment within two years of a Change in Control, such Participant's award shall be prorated as of the date of the Change in Control and based upon whichever of the following generates the greatest award:

                  (A) the maximum target achievements for such performance period prorated as of the date of the Change in Control, or

                  (B) the actual target achievements determined as of the date of the Change in Control.

            (3) For purposes of the Plan, the term Change in Control shall mean, and shall be deemed to have occurred if, (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or group acting in concert, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said
Act), directly or indirectly, of securities of the Company representing more than 50 percent of the total voting power represented by the Company's then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) a merger or consolidation of the Company with any other corporation is consummated, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets which is consummated.

      (d) The Administrator may establish appropriate terms and conditions to accommodate newly hired, promoted or transferred employees.

6.    VESTING OF INCENTIVE AWARDS

      (a) If a Participant earns an award as described in Section 5 for a performance period, unless the Administrator determines otherwise, 25 percent of the award shall vest on the last day of the performance period, 50 percent of the award shall vest on the last day of the year following the end of such performance period, and the remaining 25 percent of the award shall vest on the last day of the second year following the end of such performance period, provided the Participant continues to be employed by the Company or an affiliate through such applicable vesting date.


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      (b) If a Participant retires at or after his or her normal retirement age, becomes disabled, or dies while employed by the Company, the Participant's award shall be fully vested at the end of the performance period or at the time such event occurs, whichever is later.

      (c) If a Participant's employment with the Company and its affiliates terminates prior to a Change in Control for any reason other than as set forth in subsection (b), any unvested award shall be forfeited to the Company as of his or her termination date.

      (d) In the event of a Change in Control, each Participant's incentive award shall become fully vested upon the second year anniversary of the effective date of a Change in Control. In the event a Participant's employment with the Company is terminated for Good Reason or involuntary terminated other than for Cause (as those terms are defined in employment agreements between Company and Participant) within two years following a Change in Control, the Participant's award shall automatically vest as of the date of termination of employment. For the purposes hereof and provided the Participant has no employment agreement with Company, the term Cause shall mean any of the following grounds for termination of the Participant's employment:

            (i) the Participant is convicted of a felony;

            (ii) the Participant intentionally and continually fails substantially to perform his or her reasonably assigned material duties to the Company (other than a failure resulting from the Participant's incapacity due to physical or mental illness), which failure has been materially and demonstrably detrimental to the Company and has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Company, has been delivered to the Participant specifying the manner in which he or she has failed substantially to perform;

            (iii) the Participant engages in willful misconduct in the performance of his or her duties; or

            (iv) the Participant breaches any non-competition, non-disclosure, or non-solicitation agreement in effect with the Company.

      (e) A transfer of employment between the Company and an affiliate (affiliate defined as any business entity controlled by, controlling or under common control with Company) shall not be considered a termination of employment for purposes of the Plan.

7.    CHANGES TO PERFORMANCE GOALS AND TARGET AWARDS

      At any time prior to the final determination of awards, the Administrator may adjust the performance goals and target awards to reflect a change in corporate capitalization (such as a stock split or stock dividend), or a corporate transaction (such as a merger, consolidation, separation, reorganization, or partial or complete liquidation), or to reflect equitably the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company's method of accounting, any change in applicable law, any change


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due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend, combination of shares, or other changes in the Company's corporate structure or shares, or any other change of a similar nature.

8.    PAYMENT OF AWARDS

      (a) Unless determined otherwise by the Administrator, a Participant may elect, in the manner specified by the Administrator, to receive payment of his or her award in (i) cash or (ii) shares of the Company's common stock valued as of the day that is five business days before the date of distribution. Except as provided in subsection (b), payment shall be made as soon as administratively possible following the vesting of an award for any reason. Participants who elect to take a distribution of their award in the form of the Company's stock, rather than in cash, shall receive a 10 percent increase in the number of shares of the Company's stock distributed. The distribution of the Company's stock shall be made in accordance with the Third Wave Technologies, Inc. 2000 Stock Plan, pursuant to Section 11 of such plan.

      (b) Unless the Administrator determines otherwise, a Participant who is a Tier 1 Employee may make an irrevocable election by September 30th of the year that immediately precedes the year in which his or her award would vest to defer payment of such award pursuant to a separate deferred compensation arrangement sponsored by the Company.

      (c) Subject to applicable state law and the notification to, or consent of, a Participant's spouse, as required, each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which are to be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary but again subject to applicable state law and the notification to, or consent of, a Participant's spouse, as required. Any such designation, change, or cancellation must be made on a form approved by the Administrator and shall not be effective until received by the Administrator or its designee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's surviving spouse or, if none, the Participant's estate. If a Participant designates more than one beneficiary, the interests of such beneficiaries shall be paid in equal shares, unless the Participant has specifically designated otherwise.

9.    AMENDMENTS AND TERMINATION

      The Company may at any time amend, suspend, or terminate the Plan or any portion thereof; provided that no amendment that would adversely affect the rights of a Participant under an outstanding award may take effect without such Participant's prior written consent. Notwithstanding the foregoing, the Company shall have the right to modify the terms of the Plan as may be necessary or desirable to comply with applicable laws.

10.   MISCELLANEOUS PROVISIONS

      (a) This Plan is not a contract between the Company and any Participant. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any


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Participant any right to be retained in the employ of the Company or any of its subsidiaries. Nothing in the Plan, and no action taken pursuant to the Plan, shall affect the right of the Company or a subsidiary to terminate a Participant's employment at any time and for any or no reason. The Company is under no obligation to continue the Plan.

      (b) A Participant's right and interest under the Plan may not be assigned or transferred, except as provided in Section 5(c)(i) of the Plan upon death, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Plan to pay award(s) with respect to the Participant. The Company's obligations under the Plan may be assigned to any corporation which acquires all or substantially all of the Company's assets or any corporation into which the Company may be merged or consolidated.

      (c) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of awards. The Company's obligations hereunder shall constitute a general, unsecured obligation of the Company, and awards shall be paid solely from the Company's general assets. No Participant shall have any right to any specific assets of the Company.

      (d) The Company shall have the right to deduct from awards any and all federal, state, and local taxes or other amounts required by law to be withheld.

      (e) The Company's obligation to pay compensation as herein provided is subject to any applicable orders, rules, or regulations of any government agency or office having authority to regulate the payment of wages, salaries, and other forms of compensation.

      (f) The validity, construction, interpretation, and effect of the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Wisconsin.


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